Exhibit 10.49
WEATHERFORD INTERNATIONAL LTD.
2006 OMNIBUS INCENTIVE PLAN
STOCK OPTION AGREEMENT
     Under the terms and conditions of the Weatherford International Ltd. 2006 Omnibus Incentive Plan (the “Plan”), a copy of which is attached hereto and incorporated in this Agreement by reference, Weatherford International Ltd.. (the “Company”) grants to ___(the “Optionee”) the option to purchase ___common shares, par value U.S.$1.00 per share, (“Common Shares”) of the Company at the price of U.S.$___ per share, subject to adjustment as provided in the Plan (the “Option”), as follows:
     1. Grant. (a) The Company hereby grants to the Optionee the Option effective as of ___, 20___(the “Date of Grant”). The Company and the Optionee agree that the Option shall be subject to the terms of this Agreement and the Plan. To the extent the terms of this Agreement and the Option vary with the terms of the Plan, the terms of this Agreement and the Option shall prevail to the extent necessary to permit the grant of the Option.
     (b) Subject to the terms and conditions of this Agreement and the Plan, the Option provides the Optionee with the option to purchase ___Common Shares (the “Option Shares”) at a price of U.S.$___ per share (the “Option Price”).
     (c) The Option is subject to the terms and provisions of the Plan, which are incorporated herein by reference. Capitalized terms used in this Agreement but not defined herein shall have the respective meanings ascribed to them in the Plan.
     (d) The Option is considered to be a non-statutory option and is not intended to be an incentive stock option within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended from time to time (the “Code”).
     (e) The Option shall become fully vested and exercisable as follows: ___; provided, however, the Option is subject to earlier vesting (i) in the event of a Corporate Change, or (ii) due to death, Disability or retirement, each as provided for in Section 5 hereof. No Option, however, shall be exercisable after the date which is 10 years from the Date of Grant.
     2. Changes in the Company’s Capital Structure. (a) The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any acquisition, merger, amalgamation or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Common Shares or the rights thereof, or the winding up, dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise, including a Corporate Change (as defined in the Plan).
     (b) The number of Common Shares subject to the Option, the Option Price and the securities issuable and other property payable upon exercise of the Option shall be adjusted as provided in the Plan.
     3. Exercise of Options. The Option may be exercised from time to time as to the total number of shares that may then be issuable upon the exercise thereof or any portion thereof in the manner and subject to the limitations provided for in the Plan and in Section 1 hereof.
     4. Requirements of Law. The Company shall not be required to sell or issue any Option Shares if issuing those shares would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of the Option, the Company shall not be required to issue any Option Shares unless the Committee has received evidence satisfactory to it to the effect that the Optionee will not transfer the Option Shares except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register the Option Shares pursuant to applicable securities laws of any country or any political subdivision. In the event the Common Shares issuable upon exercise of the Option are not registered, the Company may imprint on the certificate evidencing the Option Shares any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the Option Shares be represented by book or electronic entry, rather than a certificate, the Company may take such steps to restrict transfer of the Option Shares as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of the Option, or the issuance of the Option Shares, to comply with any law or regulation of any governmental authority.
     5. Termination. The Option, to the extent it shall not previously have been exercised, shall terminate as follows:
     (a) If the Optionee ceases to serve on the Board of Directors prior to the ___ anniversary of the Date of Grant, for any reason, with or without cause, other than for death, retirement under the then-established rules of the Board of Directors or Disability, any unvested portion of the Option shall terminate and be immediately forfeited, provided that if there is a Corporate Change prior to the Optionee’s cessation of service, the terms of Section 5(e) of this Agreement shall govern the vesting of the Option. Notwithstanding the foregoing, cessation of service of the Optionee on the Board of Directors of the Company for any reason shall not affect the exercisability or duration of any vested portion of the Option.

     (b) If the Optionee dies prior to the ___anniversary of the Date of Grant, any unvested portion of the Option shall be immediately exercisable and shall continue in effect until 10 years following the Date of Grant. After the death of the Optionee, his executors, administrators or any persons to whom the Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option’s expiration to exercise it.
     (c) If the Optionee retires in good standing from the Board of Directors under the then-established rules of the Board of Directors prior to the ___anniversary of the Date of Grant, then with respect to any unvested portion of the Option, the Optionee shall become entitled to exercise that portion of the Option determined by multiplying the number of Common Shares subject to the unvested portion of the Option by a fraction, the numerator of which is his total whole months of service as a director of the Company since the Date of Grant and the denominator of which is ___. To the extent that the Option is exercisable under the preceding sentence, the Option shall be exercisable until ten years following the Date of Grant, and the remainder of the unvested portion of the Option shall terminate immediately.
     (d) If the Optionee ceases to be a director of the Company due to Disability prior to the ___anniversary of the Date of Grant, any unvested portion of the Option shall be immediately exercisable and shall continue in effect until ten years following the Date of Grant.
     (e) In the event of a Corporate Change prior to the ___anniversary of the Date of Grant, any unvested portion of the Option shall be immediately exercisable and shall continue in effect until ten years following the Date of Grant.
     6. Amendment. This Agreement and the Option may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of the Optionee without his/her written consent.
     7. No Rights as a Shareholder. The Optionee shall not have any rights as a shareholder with respect to any Common Shares issuable upon the exercise of the Option until the date of entry of the Optionee in the Company’s share register in respect of such shares, following the Optionee’s exercise of the Option pursuant to its terms and conditions and payment for such shares. Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other distributions made with respect to the Common Shares the record date for the payment of which is prior to the date of issuance of the Common Shares to the Optionee following the Optionee’s exercise of the Option.
     8. Governing Law. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Texas. Any invalidity of any provision of this Agreement shall not affect the validity of any other provision.
     9. Notices. All notices, demands, requests or other communications hereunder shall be in writing and shall be deemed to have been duly made or given if mailed by registered or certified mail, return receipt requested. Any such notice mailed to the Company shall be addressed to its office at 515 Post Oak Blvd., Suite 600, Houston, Texas 77027, Attn: Corporate Secretary, and any notice mailed to the Optionee shall be addressed to the Optionee’s residence address as it appears on the books and records of the Company or to such other address as either party may hereafter designate in writing to the other.
     10. Retention Obligation. The granting of the Option shall not impose upon the Company any obligation to continue to have the Optionee serve on the Board of Directors of the Company, and the right of the Board of Directors to remove the Optionee as a director of the Company shall not be diminished or affected by reason of the grant of the Option to the Optionee pursuant to this Agreement.
     11. Binding Effect. This Agreement shall, except as otherwise provided to the contrary in this Agreement or in the Plan, inure to the benefit of and bind the successors and assigns of the Company. This Agreement shall, except as otherwise provided to the contrary in this Agreement, inure to the benefit of and bind the heirs, executors, administrators and legal representatives of the Optionee.
     12. Termination of Plan; Discretionary Grant. The Optionee acknowledges that the Committee may unilaterally amend, terminate or suspend the Plan at any time. The Optionee waives any rights to receive future awards under the Plan if the Plan is terminated or if the Optionee’s employment or affiliation with the Company and its Affiliates terminates for any reason. The Optionee acknowledges and agrees that the award of the Options pursuant to this Agreement is not an element of the Optionee’s compensation, including, but not limited to, with respect to the determination of any severance, redundancy or resignation payments or benefits, and has been awarded at the Company’s sole discretion, and that the award of the Options pursuant to this Agreement does not entitle the Optionee to any future awards under the Plan.
     13. Data Privacy. By signing below, the Optionee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section. The Optionee is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Optionee’s ability to participate in the Plan. The Company and its Affiliates hold certain personal information about the Optionee, including the Optionee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares or directorships held in the Company and details of the Option or any other entitlement to Common Shares awarded, cancelled, purchased, vested, unvested or outstanding in the Optionee’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and its Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan, and the Company and its Affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area or elsewhere throughout the world, such as the United States. The Optionee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and the subsequent holding of Common Shares on the Optionee’s behalf by a broker or other third party with whom the Optionee may elect to deposit any Common Shares acquired pursuant to the Plan. The Optionee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect the Optionee’s ability to participate in the Plan.
     14. Assignability; Successors and Assigns. Except as specified in applicable domestic relations court orders, the Option and this Agreement shall not be transferable by the Optionee other than by will or under the laws of descent and distribution and shall be exercisable, during the Optionee’s lifetime, only by the Optionee. Subject to the limitations which this Agreement and the Plan impose upon the transferability of the Option, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Optionee, his/her permitted assigns and, upon the Optionee’s death, the Optionee’s estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, and legal and personal representatives.
     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above mentioned.

WEATHERFORD INTERNATIONAL LTD.

By:

Name:
Title:

Optionee:

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